                                                                    Exhibit 99.1
[COMPLETEL LOGO]

NEWS RELEASE
COMPLETEL EUROPE N.V.                  INVESTOR CONTACT :
Kruisweg 609                           Stefan Sater, Director Investor Relations
2132 NA Hoofddorp                      Tel : +33 1 72 92 20 43
The Netherlands                        E-MAIL : S.SATER@COMPLETEL.FR
+31 20 666 1701

(ParisBourse: CTL; NASDAQ: CLTL)
November 7, 2001

            COMPLETEL REPORTS 21% GROWTH IN RETAIL SERVICES REVENUE,
        5% TOTAL REVENUE GROWTH AND A 48% REDUCTION IN CAPEX IN Q3 2001.


Q3 2001 HIGHLIGHTS:

o Third quarter revenue grew 190% vs. Q3 2000, and 5% vs. Q2 2001, to E25.8 million.

o Retail revenues grew 21% vs. Q2 2001 to E13.7 million, with retail representing over 50% of total revenues for the first time. French retail revenue growth was 26% for the quarter.

o On-Net retail customer sites grew by a robust 149 vs. organic growth of 130 in Q2 2001.

o    Retail ARPU increased by 8% to E4 200.

o    Direct margins increased to 53% in Q3 2001, from 48% in Q2 2001.

o Ongoing capital expenditures totaled E26 million (a 48% decrease vs. E50 million in Q2 2001).

o Quarterly cash deployment, excluding E11.3 million in Senior Notes repurchase funds outflow, was reduced to E72.7 million vs. E100.5 million in the prior quarter.

o Completel has initiated a restructuring of its German operations to be in line with a weakened outlook for German demand.

SUMMARY FINANCIAL INFORMATION

----------------------------------------------------------------------------------------------------------
                                    Q3 2001       Q3 2000        GROWTH         Q2 2001        GROWTH
IN EURO MILLIONS                                               Q3 01/Q3 00                  Q3 01/Q2 01
----------------------------------------------------------------------------------------------------------
Revenue                                   25.8           8.9            190%          24.5             5%
----------------------------------------------------------------------------------------------------------
Gross Margin                               2.3         (1.1)              na           3.2          (27%)
----------------------------------------------------------------------------------------------------------
Adjusted EBITDA                         (24.7)        (25.9)              5%        (23.9)           (3%)
----------------------------------------------------------------------------------------------------------
Cash End Of Period                       175.1         563.2         (388.1)         259.1         (84.0)
 (including restricted cash)
----------------------------------------------------------------------------------------------------------

Note: Adjusted EBITDA in Q2 2001 and Q3 2001 exclude restructuring and other charges of E3.7 million and E2.7 million respectively.

PARIS, NOVEMBER 7, 2001 - Completel today announced 21% growth in Q3 2001 retail revenues relative to the prior quarter, despite summer seasonality. Including the impact of weakened market conditions for carrier and ISP dial up services, overall revenues grew by 5% to E25.8 million. Direct margins (revenues less direct interconnection costs) were 53% (a 5% point improvement over Q2 2001), while the quarter's adjusted EBITDA loss of E24.7 million


                                                        Completel Europe NV

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grew slightly, in part due to E1.9 million in provisions for Carrier and ISP related activities. Completel retained a cash balance of E175.1 million at the end of the quarter, after buying back E30 million in face value of 14% April 2010 Senior Notes, for a net unrestricted cash outlay of approximately E3.2 million.

OPERATING STATISTICS SUMMARY

-------------------------------------------------------------------------------------------------
                                                   Q3 2001        Q2 2001           GROWTH
ON-NET METRICS                                                                    Q3 01/Q2 01
-------------------------------------------------------------------------------------------------
Cumulative retail sites connected                        1,078            929                149
-------------------------------------------------------------------------------------------------
Cumulative total customers connected                     1,020            865                155
-------------------------------------------------------------------------------------------------
Quarterly new orders value in E millions                  19.6           17.9                 9%
(annualized)
-------------------------------------------------------------------------------------------------
Cumulative local route kilometers                        2,362          2,050                312
-------------------------------------------------------------------------------------------------
Quarterly switched mins  (Millions)                        842            818                 3%
-------------------------------------------------------------------------------------------------

Completel made solid operational progress in Q3 2001 in its retail business. Cumulative orders per customer increased to 2.8 orders, vs. 2.7 in the prior quarter, as existing clients ordered follow-on services, and new clients expanded the order book further. The number of multi-site retail customers grew, with sites connected growth of 16% in Q3 2001 versus the prior quarter. Retail customer ARPU for September 2001 was E4.200 (based on clients with ARPU of over E500, which represent more than 90% of our revenue base), versus
E3.900 for June 2001.

Voice revenues in France showed strong 26% quarterly growth versus the second quarter. German voice revenue growth was 9%. Germany saw increased 800 number and intelligent network voice revenues, which provide margin and are accounted for net of interconnection costs under EITF 99-19 standards, rather than on a gross revenue basis. EITF 99-19 accounting for these services on a net basis had the effect of reducing revenues recognized in the quarter by E3.7 million.

French retail Internet and data revenues grew by 26% relative to Q2 2001 as new broadband service launches were well received by the market.

Total wholesale carrier services revenues grew 8% compared to Q2 2001, which is a good performance under the current market conditions. German operations were negatively affected, in particular, by deteriorating market conditions in the carrier segment and an overall slowing of demand.

Wholesale ISP dial up services declined by 22% relative to Q2 2001 due to a seasonal downturn in traffic and a weakening in market demand. This business line will gradually become

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less prominent within the markets served by Completel as the core retail business becomes the primary driver of expansion.

Since the launch of data center operations in January 2001, 118 new hosting customers have been signed and IDC revenues grew by E0.4 million relative to the prior quarter.

In total, French revenue grew 6% to E19.8 million for the third quarter, relative to Q2 2001, while German revenue grew by 3% to E5.3 million.

REVENUE BREAKDOWN

-------------------------------------------------------------------------------------------------
                                  Q3 2001     Q3 2000      GROWTH        Q2 2001       GROWTH
IN EUR MILLIONS                                          Q3 01/Q3 00                Q3 01/Q2 01
-------------------------------------------------------------------------------------------------
Retail: Voice                          10.6         1.8          489%           8.6          22%
-------------------------------------------------------------------------------------------------
Retail: Internet & Data                 3.1         1.0          210%           2.7          16%
-------------------------------------------------------------------------------------------------
Carriers                                3.9         1.2          225%           3.6           8%
-------------------------------------------------------------------------------------------------
ISP Dial Up Termination                 6.6         2.7          144%           8.4        (22%)
-------------------------------------------------------------------------------------------------
IDC and Other                           1.6         2.2         (27%)           1.2          33%
-------------------------------------------------------------------------------------------------
TOTAL REVENUE                          25.8         8.9          190%          24.5           5%
-------------------------------------------------------------------------------------------------

Note: Total Revenues for Q2 and Q3 2001 include Estel revenues, consolidated as of June 1, 2001.

Jerome de Vitry, COO, commented, "We continue to make good progress despite the difficult market and economic environment we are facing. We have grown our retail traffic dramatically so that today retail is over 50% of total revenues. Demand in that segment continues to be strong. Completel delivered solid quarterly results in France, notwithstanding fewer business days due to summer holiday seasonality; retail revenues grew 26% Q3 over Q2 2001."

Tim Samples, CEO, noted that, "Completel's direct margin significantly improved to 53%. Our gross margin of 9% for the quarter reflects additional interconnection costs we added in anticipation of traffic growth in coming quarters. Gross margin is expected to improve dramatically as new customers are added to the network. SG&A dropped to 105% of revenues, from 111% in the prior quarter as the result of an overall cost reduction. Cash outlays for the quarter were significantly reduced. Our capital expenditures for new construction were cut by 48% compared to the prior quarter. We have the advantage of having completed our city builds faster than planned and with most of those expenditures behind us, future asset deployment will be primarily committed to the accelerated connection of new retail client sites and buildings, as well as connecting our backlog of clients awaiting installation on our existing 2,300 km network".

OUTLOOK
Retail services in the fourth quarter 2001 are anticipated to show a 20-25% increase in revenues compared to the third quarter, given the high level of orders achieved in the recent period and the continuing strong demand for the company's products and services. On the other hand, the present lack of demand visibility and continuing commercial risks on the carrier and ISP dial up markets leads Completel to forecast flat or slightly lower fourth quarter revenues for these two segments. Consequently, Completel is revising its revenue range forecast for 2001 to E100-105 million, and an EBITDA loss ranging from E95 million to E90 million.

We believe these trends, strong continuing demand for retail services and weakened demand for carrier and ISP services, may continue well into 2002 and we do not expect any significant changes in market conditions before the end of the first half of 2002.

Given reduced demand visibility, Completel has implemented some reorganization and restructuring measures in order to adjust operations to foreseeable market conditions, significantly reducing ongoing operating expenses and capital outlays.

Firstly, Completel has initiated a reorganization of its German operations in view of the slowing of demand in the German telecommunications market, which has been particularly severe in the carrier and ISP segments. The restructuring announced last week is expected to result in a fourth quarter charge of approximately E13 to E15 million, and a reduction in the German workforce by 130 people. The German operation intends to continue to deliver its full range of broadband data, internet and voice products and services. Operational cost savings in Germany during 2002 are anticipated to range from E15 to E18 million relative to 2001. Capital expenditure savings are expected to be approximately E20 to E25 million in 2002 relative to the prior 2002 business plan. German EBITDA breakeven, originally anticipated for late 2002, will be positively impacted.

In France, as a result of the strong demand for retail services, Completel expects that all of its cities except Nantes which was launched in May 2001, should turn EBITDA positive either before year end 2001 or during the first half of 2002. The French operation should reach EBITDA breakeven during the second half of 2002.

In parallel, Completel has initiated a reduction of its European overhead, in particular of its on-going IT expenses, which will be reduced by 35%, with most IT applications already having been implemented and proven robust. European headquarters and IT overhead costs are

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under review with the expectation that substantial reductions in expenses can be achieved relative to 2001.

As for network deployment, with Completel's backbones now in place in 13 markets, we will concentrate almost all of our capital expenditures on high payback customer connections and network capacity expansion following on from anticipated growth in voice, internet and data traffic. Given this outlook, Completel has revised its capital expenditure forecast for 2002 to E45-55 million.

FUNDING

At the consolidated level, Completel forecasts reaching EBITDA breakeven in the first half of 2003, and believes it can execute its current business plan. The Company has acted to optimize both its Corporate overhead costs and the size of its operations in France, Germany and the UK, in line with the current business outlook in those countries for the services it provides. It has also acted to reduce its long term debt by E 30 million.

Completel believes that under certain market growth scenarios in which weak demand for wholesale carrier and ISP services continues or deepens, it may incur additional peak financing requirements in excess of its invested capital and current borrowings in the range of E60 million to E90 million.

Completel, with the strong support of its shareholders, is presently evaluating various financing options through a variety of sources in order to strengthen its balance sheet and will be working on accomplishing this in the near term.

COMPLETEL EUROPE NV (PARISBOURSE: CTL; NASDAQ:CLTL).
Completel is a facilities-based provider of fiber optic local access telecommunications and Internet services to business end-users, carriers and ISPs in France and Germany.

NOTE:
THE REVENUE AND EBITDA FORECASTS IN THIS OUTLOOK SECTION, AS WELL AS OTHER INFORMATION IN THIS PRESS RELEASE, INCLUDING DISCUSSION OF COMPLETEL'S GERMAN OPERATIONS, CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF
SECTION 21E OF THE U.S. SECURITIES EXCHANGE ACT. THESE FORWARD-LOOKING STATEMENTS ARE IDENTIFIED BY THEIR USE OF SUCH WORDS AS "BELIEVE," "ANTICIPATES," "SHOULD," "WILL," "EXPECTS," "PLAN," "TARGET," "FORECAST," "SIGN," AND SIMILAR EXPRESSIONS. SUCH STATEMENTS ARE BASED ON THE CURRENT EXPECTATIONS AND ASSUMPTIONS OF THE MANAGEMENT OF COMPLETEL ONLY, AND COMPLETEL DOES NOT UNDERTAKE TO PUBLICLY UPDATE OR REVISE THESE STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE. THESE FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE COMPLETEL'S ACTUAL FUTURE RESULTS, PERFORMANCE AND ACHIEVEMENTS TO DIFFER MATERIALLY FROM THOSE FORECASTED OR SUGGESTED IN THIS PRESS RELEASE. WITH RESPECT TO REVENUE FORECASTS, SUCH FACTORS INCLUDE, BUT ARE NOT LIMITED TO: (a) DECLINE IN DEMAND FOR COMPLETEL'S TELECOMMUNICATIONS SERVICES; (b) PRICING PRESSURES FROM COMPLETEL'S DIRECT COMPETITORS AS WELL AS FROM PROVIDERS OF

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ALTERNATIVE SERVICES; (c) FAILURES, SHUTDOWNS OR SERVICE DISTURBANCES WITH
RESPECT TO COMPLETEL'S NETWORKS; AND (d) WORSENING CARRIER AND INTERNET DATA MARKET WEAKNESS. IN ADDITION TO THESE RISKS, EBITDA FORECASTS AND OTHER FORWARD-LOOKING INFORMATION IN THIS PRESS RELEASE ARE SUBJECT TO SUCH RISKS AS:
(a) UNFORESEEN DELAYS OR INCREASED EXPENDITURES INCURRED IN THE CONSTRUCTION OF COMPLETEL'S NETWORKS AND IDCS; (b) COMPLETEL'S INABILITY TO DEVELOP AND MAINTAIN EFFICIENT OPERATIONS SUPPORT; (c) REGULATORY DEVELOPMENTS IN EUROPE ADVERSE TO COMPLETEL OR DIFFICULTIES OF COMPLETEL IN MAINTAINING NECESSARY TELECOMMUNICATIONS LICENSES OR OTHER GOVERNMENTAL APPROVALS; (d) COMPLETEL'S INABILITY TO OBTAIN, FROM BANKS OR THE CAPITAL MARKETS, FINANCING ON SATISFACTORY TERMS; AND (e) THE IMPACT OF NEW BUSINESS OPPORTUNITIES REQUIRING SIGNIFICANT UP-FRONT INVESTMENT BY COMPLETEL. FOR A MORE DETAILED DISCUSSION OF SUCH RISKS AFFECTING THE COMPANY, PLEASE REFER TO COMPLETEL'S PROSPECTUSES AND 10-K,10-Q AND 8-K REPORTS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

 PARIS OFFICE: TOUR EGEE, 9-11 ALLEE DE L'ARCHE, 92671 COURBEVOIE CEDEX, FRANCE
                             TEL : +33 1 72 92 20 00
                                WWW.COMPLETEL.COM

COMPLETEL EUROPE N.V. AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Stated in thousands of Euros, except share and per share amounts))                   (Unaudited)            (Unaudited)
                                                                                      Three Months          Three Months
                                                                                      Ended Sept. 30         Ended June 30

                                                                                     -------------------  -----------------
                                                                                            2001                2001
                                                                                     -------------------  -----------------

REVENUE                                                                                          25 770             24 496

OPERATING EXPENSES:
  Network costs                                                                                  23 463             21 332
  Selling, general and administrative                                                            26 250             25 236
  Allocated costs from affiliate                                                                    782              1 865
  Non-cash compensation charges                                                                  (2 771)             1 733
  Depreciation and amortization                                                                  14 210             12 541
  Restructuring  and other charges                                                                2 660              3 733

                                                                                     -------------------  -----------------
                                           Total operating expenses                              64 594             66 440
                                                                                     -------------------  -----------------

OPERATING LOSS                                                                                  (38 824)           (41 944)

OTHER INCOME (EXPENSE):
  Interest income                                                                                 2 445              3 559
  Interest expense, net of capitalized interest                                                  (7 473)            (7 011)
  Foreign exchange gain (loss) and other expense                                                  2 641             (5 124)
                                                                                     -------------------  -----------------

                                           Total other income (expense)                          (2 387)            (8 576)
                                                                                     -------------------  -----------------


NET LOSS  BEFORE EXTRAORDINARY ITEM                                                             (41 211)           (50 520)

  EXTRAORDINARY ITEM RELATED TO REPURCHASES OF 14%                                               16 009
  SENIOR NOTES

                                                                                     --------------------------------------
  NET LOSS                                                                                      (25 202)           (50 520)

BASIC AND DILUTED LOSS PER ORDINARY  SHARE
                                                                                                  (0,16)             (0,32)
                                                                                     ===================  =================

WEIGHTED AVERAGE NUMBER OF ORDINARY
  SHARES OUTSTANDING                                                                        157 419 330        157 418 830
                                                                                     ===================  =================


ADJUSTED EBITDA                                                                                 (24 725)           (23 937)
                                                                                     ===================  =================

COMPLETEL EUROPE N.V. AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

(Stated in thousands of Euros)                                                        (Unaudited)             (Unaudited)
                                                                                     September 30,              June 30,
                                   ASSETS                                                 2001                    2001
                                   ------                                           -----------------       -----------------

CURRENT ASSETS :
      Cash and cash equivalents                                                              126 181                 205 414
      Short-term investments, restricted                                                      26 393                  27 410
      Customer accounts receivable, net of allowance for doubtful receivables
       of 3,710 and 1,998 as of September 30, 2001 and June 30, 2001,                         21 458                  21 231
       respectively
      Affiliate receivables                                                                    2 001                   2 181
      Prepaid expenses, VAT receivables and other current assets                              43 190                  42 918

                                                                                    -----------------       -----------------
          Total current assets                                                               219 223                 299 154

                                                                                    -----------------       -----------------
NON-CURRENT ASSETS :
      Property and equipment, net                                                            414 925                 398 900
      Licenses and other intangibles, net                                                     13 346                  13 676
      Deferred financing costs, net                                                            9 437                  14 432
      Non-current investments, restricted                                                     22 562                  26 262
      Other non-current assets                                                                 2 507                   2 331

                                                                                    -----------------       -----------------
          Total non-current assets                                                           462 777                 455 601

                                                                                    -----------------       -----------------

TOTAL ASSETS                                                                                 682 000                 754 755
                                                                                    =================       =================

          LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
      Network vendor payables                                                                 45 484                  49 599
      Accrued liabilities and trade accounts payable                                          69 564                  76 196
      Affiliate payables                                                                         910                   2 758

                                                                                    -----------------       -----------------
          Total current liabilities                                                          115 958                 128 553

LONG-TERM DEBT                                                                               268 669                 301 767

                                                                                    -----------------       -----------------

TOTAL SHAREHOLDERS' EQUITY                                                                   297 373                 324 435
                                                                                    -----------------       -----------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                                   682 000                 754 755
                                                                                    =================       =================

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